Exhibit 99.1

For Immediate Release	Contact: Frank Paci

August 29, 2008	(919) 774-6700

The Pantry to Participate in Morgan Keegan's 2008 Equity Conference on September 5, 2008

SANFORD, N.C.--(BUSINESS WIRE)--Aug. 29, 2008--The Pantry, Inc. (NASDAQ: PTRY), the leading independently operated convenience store chain in the southeastern U.S., today announced that it will participate in the Morgan Keegan 2008 Equity Conference being held in Memphis, Tennessee.

The session featuring Peter J. Sodini, Chief Executive Officer, and Frank G. Paci, Chief Financial Officer, of The Pantry is scheduled for 10:05 a.m. CST on September 5, 2008.

A live audio webcast will be accessible through the Company's web site at www.thepantry.com, and a replay will be available for 30 days.

Headquartered in Sanford, North Carolina, The Pantry, Inc. is the leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country. As of June 26, 2008 the Company operated 1,660 stores in eleven states under a number of banners including Kangaroo Express(R). The Pantry's stores offer a broad selection of merchandise, as well as gasoline and other ancillary services designed to appeal to the convenience needs of its customers.